Exhibit 99.1

Bridgeline Digital Announces Earnings for First Quarter of Fiscal 2019

Burlington, Mass., February 14, 2019 - Bridgeline Digital, Inc. (NASDAQ: BLIN), The Digital Engagement Company™, today announced financial results for its fiscal first quarter ended December 31, 2018.

“Bridgeline’s focus in 2019 to reduce customer acquisition cost through strategic expansion of its customer base and product suite in the crowded Marketing Technology sector has already made great progress. I am happy to announce that Bridgeline acquired strategic assets from SeeVolution this week. SeeVolution, and its Celebros search products, add substantial SaaS revenue and dozens of new customers, increases our international presence, and establishes us in the eCommerce search space with Natural Language Processing Artificial Intelligence technology,” said Ari Kahn, Bridgeline’s President and Chief Executive Officer. “As mentioned in our last earnings call, the revenue in our first quarter was impacted by the cancellation of a large license, however, moving forward, Celebros offsets that revenue with a diverse new revenue stream spread across more than 80 customers and gives us a strategic product line to make us an even stronger business.”

First Quarter Summary:

●	Subscription and perpetual license revenue was $1.0 million in the first quarter of fiscal 2019, compared to $1.6 million in the first quarter of fiscal 2018.

●	Recurring revenue was $1.1 million in the first quarter of fiscal 2019, compared to $1.9 million in the first quarter of fiscal 2018.

●	SaaS revenue was $764,000 in the first quarter of fiscal 2019, compared to $1.5 million in the first quarter of fiscal 2018.

●	Hosting revenue was $257,000 in the first quarter of fiscal 2019, compared to $303,000 in the first quarter of fiscal 2018.

●	Services revenue was $1.1 million in the first quarter of fiscal 2019, compared to $2.1 million in the first quarter of fiscal 2018.

●

Operating expenses (excluding a goodwill impairment charge of $3.7 million) were reduced by $319,000, or 13.5% to $2.0 million in the first quarter of fiscal 2019, from $2.4 million in the first quarter of fiscal 2018.

Financial Results

First Quarter

Revenue for the first quarter of fiscal 2019 was $2.4 million, compared to $4.0 million in the first quarter of fiscal 2018. Subscription and perpetual license revenue was $1.0 million in the first quarter of fiscal 2019, compared to $1.6 million in the first quarter of fiscal 2018. Recurring revenue was $1.1 million in the first quarter of fiscal 2019, compared to $1.9 million in the first quarter of fiscal 2018. Hosting revenue was $257,000 in the first quarter of fiscal 2019, compared to $303,000 in the first quarter of fiscal 2018. Services revenue was $1.1 million in the first quarter of fiscal 2019, compared to $2.1 million in the first quarter of fiscal 2018. SaaS revenue was $764,000 in the first quarter of fiscal 2019, compared to $1.5 million in the first quarter of fiscal 2018.

Gross margin was 44% in the first quarter of fiscal 2019, compared to 50% in the first quarter of fiscal 2018. Cost of revenue decreased by $262 thousand, or 15.5%, to $1.0 million in the first quarter of fiscal 2019, compared to $2.0 million in the first quarter of fiscal 2018.

Operating expenses (excluding goodwill impairment charge of $3.7 million) were reduced by $319,000, or 13.5% to $2.0 million in the first quarter of fiscal 2019, compared to $2.4 million in the first quarter of fiscal 2018, reflecting management’s ongoing expense control initiatives. Loss from Operations (excluding goodwill impairment charge of $3.7 million) was $1.0 million in the first quarter of fiscal 2019, compared to $343,000 in the first quarter of fiscal 2018.

Net loss, including the goodwill impairment charge of $3.7 million, was $5.0 million in the first quarter of fiscal 2019, compared to a net loss of $430,000 in the first quarter of fiscal 2018. Net loss, excluding the goodwill impairment charge of $3.7 million, was $1.2 million in the first quarter of fiscal 2019.

Adjusted EBITDA was a loss of $866,000 in the first quarter of fiscal 2019, compared to a loss of $94,000 in the first quarter of fiscal 2018.

Conference Call Information

Bridgeline Digital will host a conference call to discuss first quarter results at 4:30 p.m. ET today. To listen to the conference call, please dial (877) 837-3910 within the U.S. or (973) 796-5077 for international callers.

Non-GAAP Financial Measures

This press release contains the following non-GAAP financial measures: non-GAAP adjusted net income/(loss), non-GAAP adjusted earnings/(loss) per diluted share, Adjusted EBITDA and Adjusted EBITDA per diluted share.

Non-GAAP adjusted net income/(loss) and non-GAAP adjusted earnings/(loss) per diluted share are calculated as net income/(loss) or net income/(loss) per share on a diluted basis, excluding, where applicable, amortization of intangible assets, stock-based compensation, goodwill impairment charges, preferred stock dividends and any related tax effects.

Adjusted EBITDA and Adjusted EBITDA per diluted share are defined as earnings before interest, taxes, depreciation and amortization, stock-based compensation charges, goodwill impairment charges, preferred stock dividends and any related tax effects. Bridgeline uses non-GAAP adjusted net income/(loss) and Adjusted EBITDA as supplemental measures of our performance that are not required by, or presented in accordance with, accounting principles generally accepted in the United States (“GAAP”).

Bridgeline’s management does not consider these non-GAAP measures in isolation or as an alternative to financial measures determined in accordance with GAAP. The principal limitation of these non-GAAP financial measures is that they exclude significant expenses and income that are required by GAAP to be recorded in the Company's financial statements. In addition, they are subject to inherent limitations as they reflect the exercise of judgments by management about which expenses and income are excluded or included in determining these non-GAAP financial measures. In order to compensate for these limitations, Bridgeline management presents non-GAAP financial measures in connection with GAAP results. Bridgeline urges investors to review the reconciliation of its non-GAAP financial measures to the comparable GAAP financial measures, which is included in this press release, and not to rely on any single financial measure to evaluate Bridgeline's financial performance.

Our definitions of non-GAAP adjusted net income/(loss) and Adjusted EBITDA may differ from and therefore may not be comparable with similarly titled measures used by other companies, thereby limiting their usefulness as comparative measures. As a result of the limitations that non-GAAP adjusted net income and Adjusted EBITDA have as an analytical tool, investors should not consider them in isolation, or as a substitute for analysis of our operating results as reported under GAAP.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995

All statements included in this press release, other than statements or characterizations of historical fact, are forward-looking statements. These forward-looking statements are based on our current expectations, estimates and projections about our industry, management's beliefs, and certain assumptions made by us, all of which are subject to change. Forward-looking statements can often be identified by words such as "anticipates," "expects," "intends," "plans," "predicts," "believes," "seeks," "estimates," "may," "will," "should," "would," "could," "potential," "continue," "ongoing," or similar expressions, and variations or negatives of these words. These forward-looking statements are not guarantees of future results and are subject to risks, uncertainties and assumptions, including, but not limited to, the impact of the weakness in the U.S. and international economies on our business, our inability to manage our future growth effectively or profitably, fluctuations in our revenue and quarterly results, our license renewal rate, the impact of competition and our ability to maintain margins or market share, the limited market for our common stock, the volatility of the market price of our common stock, the ability to maintain our listing on the NASDAQ Capital market, the ability to raise capital, the performance of our products, our ability to respond to rapidly evolving technology and customer requirements, our ability to protect our proprietary technology, the security of our software, our dependence on our management team and key personnel, our ability to hire and retain future key personnel, or our ability to maintain an effective system of internal controls as well as other risks described in our filings with the Securities and Exchange Commission. Any of such risks could cause our actual results to differ materially and adversely from those expressed in any forward-looking statement. We expressly disclaim any obligation to update any forward-looking statement.

About Bridgeline Digital

Bridgeline Digital, The Digital Engagement Company™, helps customers maximize the performance of their full digital experience from websites and intranets to eCommerce experiences. Bridgeline’s Unbound platform is a Digital Experience Platform that deeply integrates Web Content Management, eCommerce, eMarketing, Social Media management, and Web Analytics (Insights) with the goal of assisting marketers to deliver exceptional digital experiences that attract, engage, nurture and convert their customers across all channels. Headquartered in Burlington, Mass., Bridgeline has thousands of quality customers that range from small- and medium-sized organizations to Fortune 1000 companies. To learn more, please visit www.bridgeline.com or call (800) 603-9936.

Contact:

Company Contact

Bridgeline Digital, Inc.

Carole A. Tyner

Chief Financial Officer

(781) 497-3020

ctyner@bridgeline.com

BRIDGELINE DIGITAL, INC.
RECONCILIATION OF GAAP TO NON-GAAP RESULTS
(Dollars in thousands, except per share data)

	Three Months Ended
	December 31
	2018	2017
Reconciliation of GAAP net loss to non-GAAP adjusted net loss:
GAAP net loss	$(5,034)	$(505)
Amortization of intangible assets	4	72
Goodwill impairment charge	3,732	-
Stock-based compensation	97	125
Preferred stock dividends	79	75
Non-GAAP adjusted net loss	$(1,122)	$(233)

Reconciliation of GAAP net loss per diluted share to non-GAAP adjusted net loss per diluted share:
GAAP net loss per share	$(0.46)	$(0.12)
Amortization of intangible assets	-	0.01
Goodwill impairment charge	0.34	-
Stock-based compensation	0.01	0.03
Preferred stock dividends	0.01	0.02
Non-GAAP adjusted net loss per diluted share	$(0.10)	$(0.06)

Reconciliation of GAAP net loss to Adjusted EBITDA:
GAAP net loss	$(5,034)	$(505)
Provision for income tax	4	1
Interest and other expense, net	217	86
Amortization of intangible assets	4	72
Goodwill impairment charge	3,732	-
Depreciation	20	36
Other amortization	15	16
Stock-based compensation	97	125
Preferred stock dividends	79	75
Adjusted EBITDA	$(866)	$(94)

Reconciliation of GAAP net loss per diluted share to Adjusted EBITDA per diluted share:
GAAP net loss per share	$(0.46)	$(0.12)
Provision for income tax	-	-
Interest and other expense, net	0.02	0.02
Amortization of intangible assets	-	0.01
Goodwill impairment charge	0.34	-
Depreciation	-	0.01
Other amortization	-	0.01
Stock-based compensation	0.01	0.03
Preferred stock dividends	0.01	0.02
Adjusted EBITDA per diluted share	$(0.08)	$(0.02)

BRIDGELINE DIGITAL, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(Dollars in thousands, except share and per share data)
(Unaudited)

	Three Months Ended
	December 31
	2018	2017
Revenue:
Digital engagement services	$1,073	$2,060
Subscription and perpetual licenses	1,045	1,606
Managed service hosting	257	303
Total revenue	2,375	3,969

Cost of revenue:
Digital engagement services	855	1,397
Subscription and perpetual licenses	423	480
Managed service hosting	63	80
Total cost of revenue	1,341	1,957
Gross profit	1,034	2,012

Operating expenses:
Sales and marketing	814	1,030
Support	91	74
General and administrative	687	736
Research and development	418	407
Depreciation and amortization	26	108
Goodwill impairment	3,732	-
Total operating expenses	5,768	2,355
Loss from operations	(4,734)	(343)
Interest and other expense, net	(217)	(86)
Loss before income taxes	(4,951)	(429)
Provision for income taxes	4	1
Net loss	$(4,955)	$(430)
Dividends on convertible preferred stock	(79)	(75)
Net loss applicable to common shareholders	$(5,034)	$(505)

Net loss per share attributable to common shareholders:
Basic and diluted	$(0.46)	$(0.12)
Number of weighted average shares outstanding:
Basic and diluted	11,007,780	4,200,219

BRIDGELINE DIGITAL, INC.
CONSOLIDATED BALANCE SHEETS
(Dollars in thousands, except share and per share data)
(Unaudited)

	December 31	September 30
	2018	2018
ASSETS

Current Assets:
Cash and cash equivalents	$2,101	$644
Accounts receivable and unbilled revenues, net	2,267	1,721
Prepaid expenses	472	452
Other current assets	75	21
Total current assets	4,915	2,838
Property and equipment, net	57	80
Intangible assets, net	17	20
Goodwill	4,050	7,782
Other assets	232	280
Total assets	$9,271	$11,000

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
Accounts payable	$1,215	$1,577
Accrued liabilities	480	580
Debt, current portion	198	1,017
Deferred revenue	935	594
Total current liabilities	2,828	3,768
Debt, net of current portion	2,323	2,574
Other long term liabilities	203	234
Total liabilities	5,354	6,576

Commitments and contingencies

Stockholders' equity:
Preferred stock - $0.001 par value; 1,000,000 shares authorized;	-	-
Series A Convertible Preferred Stock:
264,000 and 262,310 at December 31, 2018 and 264,000 and 262,364 at September 30, 2018 issued and outstanding (liquidation preference $2,624 at December 31, 2018)	-	-
Series B Convertible Preferred Stock:
4,288 shares and 80 shares at December 31, 2018 and 0 shares at September 30, 2018 issued and outstanding	-	-
Common stock - $0.001 par value; 50,000,000 shares authorized;
14,081,259 and 4,241,225 shares at December 31, 2018 and September 30, 2018 issued and outstanding	14	5
Additional paid-in-capital	70,988	66,548
Accumulated deficit	(66,734)	(61,778)
Accumulated other comprehensive loss	(351)	(351)
Total stockholders' equity	3,917	4,424
Total liabilities and stockholders' equity	$9,271	$11,000